Exhibit 2.2

                               ARTICLES OF MERGER


         The undersigned corporations, in accordance with the Nevada General Corporation Law, pursuant to Section 92A.200, hereby submit the following Articles of Merger:
                                   ARTICLE ONE

                                   -----------
         The name and jurisdiction of the surviving corporation is as follows:

                  Name                                        Jurisdiction
                  ----                                        ------------

         Intercallnet, Inc.                                   Florida

         The name and jurisdiction of each merging corporation is as follows:

                  Name                                        Jurisdiction
                  ----                                        ------------

         Never Miss A Call, Inc.                              Nevada

                                   ARTICLE TWO
                                   -----------

         A Plan and Agreement of Merger has been adopted by the board of directors of both Intercallnet, Inc. and Never Miss A Call, Inc.

                                  ARTICLE THREE
                                  -------------

         The Plan and Agreement of Merger was authorized, ratified and approved by a written consent of the holders of 52% of the 3,408,387 issued and outstanding shares of common stock of Never Miss A Call, Inc. on February 28, 2001, in accordance with applicable Nevada law which requires the approval of more than 50% of the issued and outstanding common stock of the subject Nevada corporation.

         The Plan and Agreement of Merger was authorized, ratified and approved by a written consent of the holder of 100% of the 100 issued and outstanding shares of common stock of Intercallnet, Inc. on February 28, 2001 in accordance with applicable Florida law which requires the approval of more than 50% of the issued and outstanding common stock of the subject Florida corporation.

                                  ARTICLE FOUR
                                  ------------

         The Plan and Agreement of Merger is attached.

         These Articles of Merger may be executed in counterparts.


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                                  ARTICLE FIVE
                                  ------------

         The address where copies of process may be sent by the Nevada Secretary of State is:

                  Intercallnet, Inc.
                  6340 NW 5th Way
                  Fort Lauderdale, Florida 33309
                  Attention: Scott Gershon, Chief Executive Officer

         Signed this 16th day of April, 2001



                                    NEVER MISS A CALL, INC.



                                    By: /s/ Scott Gershon
                                       ----------------------------------
                                     Scott Gershon, Chief Executive Officer



                                    INTERCALLNET, INC.


                                    By: /s/ Scott Gershon
                                       ----------------------------------
                                       Scott Gershon, Chief Executive  Officer